Exhibit 4.3

STOCK PURCHASE WARRANT

To Purchase Common Stock of

ELECTROMED, INC.

DATE OF GRANT:		“Date”
DATE OF ISSUE: ,		“Issue Date”
NAME OF HOLDER:		“Holder”
NUMBER OF SHARES PURCHASABLE:		“Shares
TERM:	One-Hundred Twenty (120) months (from date of grant)	“Term”
EXERCISE PRICE:	$3.50 Per Share (as of Issue Date)	“Exercise Date”
VESTED:	20% of Warrants vest each anniversary after issue date; 100% Vested 5 years following issue date	“Vested”

THIS CERTIFIES THAT, for value received, the Holder, named above, or registered assigns, is entitled to purchase from ELECTROMED, (herein called the “Company”), a Minnesota corporation for the Term, stated above, beginning one year following the Date, stated above, that number of Shares vested, stated above, of the Company’s Common Stock, as adjusted as provided in Section 5 below, at the Exercise Price, stated above. This Stock Purchase Warrant is subject to the following provisions, terms and conditions:

1.   Exercise of Warrant. The rights represented by this Warrant may be exercised by the Holder, in whole or in part (but not as fractional shares of Common Stock), by the surrender of this Warrant (properly endorsed if required) and the attached form of exercise at the Company’s registered office, and upon payment to the Company by certified or bank check of the Exercise Price for the Shares. The Shares are deemed to be issued to the Holder as the record owner as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Shares. Certificates for the Shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding fifteen (15) days, after the rights represented by this Warrant shall have been so exercised. Unless this Warrant has expired, a new Warrant representing the number of Shares, if any, with respect to which this Warrant shall not then have been exercised, shall be delivered to the Holder at the same time.

2.   Transfer of Warrants. During the Term of this Warrant, this Warrant may, subject to any applicable securities laws restrictions, be transferred or exchanged with respect to all Warrants, or any number of Warrants, less than all, represented by this Warrant Certificate. If this Warrant is transferred or exchanged in part, the Company shall, upon surrender for transfer, or exchange of this Warrant Certificate, properly endorse, and, at the Company’s expense, issue and deliver to the purchaser of said Warrant, a Certificate representing the number of Warrants transferred or exchanged, and a Certificate to the Holder, representing the number of Warrants retained.

3.   Certain Covenants of the Company. The Company covenants and agrees as follows:

a.             All shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized and issued, fully paid and non-assessable and free from all taxes. liens and charges with respect to the issue thereof.

b.             During the Term of this Warrant, the Company will at all times have authorized, and reserved free of preemptive or other rights for the exclusive purpose of issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

4.   Participatory Registration Rights.

a.             The Company agrees that, if at any time prior to the last day of the Term of this Warrant, the Board of Directors of the Company shall authorize under the Securities Act of 1933 (the “Securities Act”) or Minnesota Securities Act (the “Minnesota Act”) the filing of (i) a Securities Act Registration Statement; or (ii) a Notification on Form 1-A under the Securities Act; (collectively called “registration forms”, herein) in connection with, the proposed offer of any of its Common Stock by it or any of its shareholders, the Company shall promptly notify the Holder or assigns that a registration form will be filed and that the Shares will to flip to the extent provided herein, be included in such registration form upon the Holder’s written request and will cause such registration form to include all shares which it has been so requested to include.

b.             Shares outstanding at the time that the foregoing notice is given may only be included in a registration form, to the extent that the Company does not wish itself to take full advantage of the maximum dollar amount available under such form.

c.             The Company agrees that it will also, upon request by any of the Holders, use its best efforts to include the Shares in any registration or similar proceeding undertaken by the Company to qualify its securities for sale in various states selected by the Company.

d.             The Company agrees that the expenses incurred in preparing and filing such registration forms (including all amendments thereto) and in complying with the securities acts of such states shall be paid by the Company. However, each Holder shall be responsible for paying the fees and expenses of any attorney retained by Holder, and for paying sales commission or underwriting discounts related to the sale of the Shares.

e.             The Company shall indemnify the Holders substantially to the same extent as the Company shall indemnify the underwriter of its own shares, and the Holders shall indemnify the Company with respect to written information furnished by them to the Company for inclusion in any such registration statement.

5.   Adjustment of Exercise Price and Number of Shares. The above provisions are, however, subject to the following:

a.             The Exercise Price shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Exercise Price, the Holder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Exercise Price ‘in effect immediately prior to such adjustments by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

b.             In case at any time the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

c.             In case at any time:

 (1)           the Company shall pay any dividend payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock; or

 (2)           the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any rights; or

 (3)           there shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantial all of its assets to, another corporation; or

 (4)           there shall be a change of control of 50% or more of the shares outstanding to a third party that is not already a shareholder of the company; or

 (5)           there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

Then, in any one or more of said cases, the Company shall give written notice, by first class mail, postage prepaid, addressed to tile, Holder at the address of the Holder as shown on the books of the Company, of the date on which (a) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (b) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sales, dissolution, liquidation, or winding up, as the case may be. Such written notice shall be given at least 20 days prior to the action in question and not less that 20 days prior to the record date on which the Company’s transfer books are closed in respect thereto.

6.   Term and Assignment.

a.             This Warrant shall be valid and exercisable by the Holder during its Term.

b.             During the Term of the Warrant, the holder may assign the rights represented by this Warrant, to the extent not previously exercised, subject to any applicable securities laws restrictions.

7.   No Rights as Stockholder. This Warrant shall not entitle the Holder as such to any voting rights or other rights as a stockholder of the Company.

IN WITNESS WHEREOF, ELECTROMED, INC. has caused this Warrant to be signed by a duly authorized officer as of the Date of Grant stated above.

ELECTROMED, INC.

BY:
Robert D. Hansen, Chairman/CEO